Exhibit 23.01
                               CONSENT OF COUNSEL



We consent to the references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in Post-Effective Amendment No. 4 to the Form S-1 Registration Statement (Reg. No. 333-9898) as filed with the United States Securities Exchange Commission on or about April 3, 2002 and the related Prospectus of Kenmar Global Trust.

April 3, 2002

                                          Sidley Austin Brown & Wood LLP


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